Name of Registrant:
Franklin Custodian Funds

File No. 811-00537

Exhibit Item No. 77C Matter Submitted to a Vote of Security Holders

I. The Board of Trustees of Franklin Custodian Funds (the "Trust"), on behalf of Franklin Growth Fund (the "Fund"), a series of the Trust, called a Special Meeting of Shareholders of the Fund (the "Meeting"), and was held at the offices of Franklin
Templeton Investments, One Franklin Parkway, San Mateo,
California 94403-1906 on October 30, 2017, adjourned on
December 15, 2017 and reconvened on December 29, 2017 at
10:00 a.m., Pacific time.

During the Meeting, shareholders of the Fund voted on the following
Proposals:

1.	To elect a Board of Trustees of the Trust.
2.	To approve the use of a "manager of managers" structure
whereby the Fund's investment manager would be able to hire and replace subadvisers without shareholder approval.
3.	To approve an amended fundamental investment restriction
regarding investments in commodities.

The results of the voting at the Special Shareholder Meeting are as follows:

Proposal 1.  The election of Board of Trustees for the Trust:





For	% Voted For	% For of Outstanding Shares
Withhold	% Voted Withhold	% Withhold of Outstanding
Shares
Harris J. Ashton	83,734,878	96.67%	54.41%	2,887,256	3.33%	1.33%
Terrence J. Checki	83,684,130	96.61%	54.38%	2,937,993	3.39%	1.35%
Mary C. Choksi	83,890,575	96.85%	54.51%	2,731,559	3.15%	1.03%
Edith E. Holiday	83,859,145	96.81%	54.49%	2,762,989	3.19%	1.06%
Gregory E. Johnson	83,848,513	96.80%	54.48%	2,773,622	3.20%	1.00%
Rupert H. Johnson, Jr.	83,687,759	96.61%	54.38%	2,934,376	3.39%
1.14%
J. Michael Luttig	83,805,238	96.75%	54.46%	2,816,896	3.33%	1.09%
Larry D. Thompson	83,695,992	96.62%	54.38%	2,926,143	3.33%	1.32%
John B. Wilson	83,753,185	96.69%	54.42%	2,868,949	3.33%	1.00%


Proposal 2. To approve the use of a "manager of managers" structure.



For	% Voted For	% For of Outstanding Shares
Against	% Voted Against	Abstain	% Voted Abstain	Broker Non-Vote	%
Broker Non-Vote	Passed (Y or N)
6,842,147	72.38%	44.03%	396,788	4.20%	471,151	4.98%	1,743,396
18.44%	Y

Proposal 3. To approve an amended fundamental investment restriction regarding investments in commodities.



For	% Voted For	% For of Outstanding Shares
Against	% Voted Against	Abstain	% Voted Abstain	Broker Non-Vote	%
Broker Non-Vote	Passed (Y or N)
6,817,478	72.12%	43.87%	336,774	3.56%	555,837	5.88%	1,743,396
18.44%	Y

II. The Board of Trustees of Franklin Custodian Funds
(the "Trust"), on behalf of Franklin Utilities Fund (the "Fund"), a series of the Trust, called a Special Meeting of Shareholders of the Fund (the "Meeting"), and was held at the offices of Franklin Templeton Investments, One Franklin Parkway, San Mateo, California 94403-1906 on October 30, 2017, adjourned on December 15, 2017 and reconvened on December 29, 2017 at 10:00 a.m., Pacific time.

During the Meeting, shareholders of the Fund voted on the following
Proposals:

1.	To elect a Board of Trustees of the Trust.
2.	To approve the use of a "manager of managers" structure whereby the Fund's investment manager would be able to hire and replace subadvisers without shareholder approval.
3.	To approve an amended fundamental investment restriction
regarding investments in commodities.

The results of the voting at the Special Shareholder Meeting are as follows:

Proposal 1.  The election of Board of Trustees for the Trust:





For	% Voted For	% For of Outstanding Shares
Withhold	% Voted Withhold	% Withhold of Outstanding
Shares
Harris J. Ashton	202,706,802           	96.40%	60.31%	7,572,523
3.60%	2.25%
Terrence J. Checki	202,700,497           	96.40%	60.30%	7,578,828
3.60%	2.25%
Mary C. Choksi	203,053,952           	96.56%	60.41%	7,225,373	3.44%
2.15%
Edith E. Holiday	203,013,723           	96.54%	60.40%	7,265,603
3.46%	2.16%
Gregory E. Johnson	202,920,318           	96.50%	60.37%	7,359,007
3.50%	2.19%
Rupert H. Johnson, Jr.	202,778,349           	96.43%	60.33%
7,500,977	3.57%	2.23%
J. Michael Luttig	202,876,412           	96.48%	60.36%	7,402,914
3.52%	2.20%
Larry D. Thompson	202,760,743           	96.42%	60.32%	7,518,582
3.58%	2.24%
John B. Wilson	202,930,137           	96.51%	60.37%	7,349,188	3.49%
2.19%


Proposal 2. To approve the use of a "manager of managers" structure.



For	% Voted For	% For of Outstanding Shares
Against	% Voted Against	Abstain	% Voted Abstain	Broker Non-Vote	%
Broker Non-Vote	Passed (Y or N)
143,130,068	68.07%	42.58%	10,836,309	5.15%	7,518,358
3.58%	48,794,594	23.20%	Y

Proposal 3. To approve an amended fundamental investment restriction regarding investments in commodities.



For	% Voted For	% For of Outstanding Shares
Against	% Voted Against	Abstain	% Voted Abstain	Broker Non-Vote	%
Broker Non-Vote	Passed (Y or N)
143,792,779	63.38%	42.78%	8,193,703	3.90%	9,498,250
4.52%	48,794,594	23.20%	Y

III. The Board of Trustees of Franklin Custodian Funds
(the "Trust"), on behalf of Franklin DynaTech Fund (the "Fund"), a series of the Trust, called a Special Meeting of Shareholders of the Fund (the "Meeting"), and was held at the offices of Franklin Templeton Investments, One Franklin Parkway, San Mateo, California 94403-1906 on October 30, 2017, adjourned on December 15, 2017 and reconvened on December 29, 2017 at 10:00 a.m., Pacific time.

During the Meeting, shareholders of the Fund voted on the following
Proposals:

1.	To elect a Board of Trustees of the Trust.
2.	To approve the use of a "manager of managers" structure
whereby the Fund's investment manager would be able to hire and replace subadvisers without shareholder approval.
3.	To approve an amended fundamental investment restriction
regarding investments in commodities.

The results of the voting at the Special Shareholder Meeting are as follows:


Proposal 1.  The election of Board of Trustees for the Trust:





For	% Voted For	% For of Outstanding Shares
Withhold	% Voted Withhold	% Withhold of Outstanding
Shares
Harris J. Ashton	34,960,992	96.12%	54.41%	1,412,933	3.88%	2.20%
Terrence J. Checki	34,961,314	96.12%	54.41%	1,412,611	3.88%	2.20%
Mary C. Choksi	35,017,538	96.27%	54.49%	1,356,387	3.73%	2.11%
Edith E. Holiday	34,979,737	96.17%	54.44%	1,394,188	3.83%	2.17%
Gregory E. Johnson	35,002,663	96.23%	54.47%	1,371,262	3.77%	2.13%
Rupert H. Johnson, Jr.	34,933,525	96.04%	54.36%	1,440,401	3.96%
2.24%
J. Michael Luttig	35,024,200	96.29%	54.50%	1,349,726	3.71%	2.10%
Larry D. Thompson	34,990,456	96.20%	54.45%	1,383,470	3.80%	2.15%
John B. Wilson	34,977,193	96.16%	54.43%	1,396,733	3.84%	2.17%


Proposal 2. To approve the use of a "manager of managers" structure.



For	% Voted For	% For of Outstanding Shares
Against	% Voted Against	Abstain	% Voted Abstain	Broker Non-Vote	%
Broker Non-Vote	Passed (Y or N)
26,120,033	71.81%	40.65%	1,611,032	4.43%	1,036,224	2.85%	7,606,644
20.91%	Y

Proposal 3. To approve an amended fundamental investment restriction regarding investments in commodities.



For	% Voted For	% For of Outstanding Shares
Against	% Voted Against	Abstain	% Voted Abstain	Broker Non-Vote	%
Broker Non-Vote	Passed (Y or N)
26,263,004	72.20%	40.87%	1,160,563	3.19%	1,343,715
3.69%	7,606,644	20.91%	Y

IV. The Board of Trustees of Franklin Custodian Funds
(the "Trust"), on behalf of Franklin Income Fund (the "Fund"), a series of the Trust, called a Special Meeting of Shareholders of the Fund (the "Meeting"), and was held at the offices of Franklin Templeton Investments, One Franklin Parkway, San Mateo, California 94403-1906 on October 30, 2017, adjourned on
December 15, 2017 and reconvened on December 29, 2017 at
10:00 a.m., Pacific time.

During the Meeting, shareholders of the Fund voted on the following
Proposals:

1.	To elect a Board of Trustees of the Trust.
2.	To approve the use of a "manager of managers" structure whereby the Fund's investment manager would be able to hire and replace subadvisers without shareholder approval.
3.	To approve an amended fundamental investment restriction
regarding investments in commodities.
4.	To approve procedures that prevent holding investments in
companies that, in the judgment of management, substantially contribute to genocide or crimes against humanity.

The results of the voting at the Special Shareholder Meeting are as follows:

Proposal 1.  The election of Board of Trustees for the Trust:





For	% Voted For	% For of Outstanding Shares
Withhold	% Voted Withhold	% Withhold of Outstanding
Shares
Harris J. Ashton	19,739,159,897            	96.82%	56.47%
648,921,249	3.18%	1.86%
Terrence J. Checki	19,742,241,529            	96.83%	56.48%
645,839,617	3.17%	1.85%
Mary C. Choksi	19,760,054,997            	96.92%	56.53%	628,026,148
3.08%	1.80%
Edith E. Holiday	19,761,597,450            	96.93%	56.54%
626,483,696	3.07%	1.79%
Gregory E. Johnson	19,759,063,006            	96.91%	56.53%
629,018,139	3.09%	1.80%
Rupert H. Johnson, Jr.	19,742,435,902            	96.83%	56.48%
645,645,243	3.17%	1.85%
J. Michael Luttig	19,757,146,479            	96.91%	56.53%
630,934,666	3.09%	1.81%
Larry D. Thompson	19,753,358,723            	96.89%	56.51%
634,722,422	3.11%	1.82%
John B. Wilson	19,760,251,052            	96.92%	56.53%	627,830,094
3.08%	1.80%


Proposal 2. To approve the use of a "manager of managers" structure.



For	% Voted For	% For of Outstanding Shares
Against	% Voted Against	Abstain	% Voted Abstain	Broker Non-Vote	%
Broker Non-Vote	Passed (Y or N)
13,745,941,125	67.42%	39.33%	1,083,743,995	5.32%	700,822,344
3.44%	4,857,894,126	23.83%	Y

Proposal 3. To approve an amended fundamental investment restriction regarding investments in commodities.



For	% Voted For	% For of Outstanding Shares
Against	% Voted Against	Abstain	% Voted Abstain	Broker Non-Vote	%
Broker Non-Vote	Passed (Y or N)
13,861,058,200	67.99%	39.66%	776,938,721	3.81%	892,190,099
4.38%	4,857,894,126	23.83%	Y

Proposal 4. To approve procedures that prevent holding investments in companies that, in the judgment of management, substantially contribute to genocide or crimes against humanity.



For	% Voted For	% For of Outstanding Shares
Against	% Voted Against	Abstain	% Voted Abstain	Broker Non-Vote	%
Broker Non-Vote	Passed (Y or N)
3,258,164,390	15.98%	9.32%	11,233,489,698	55.10%	1,038,532,927
5.09%	4,857,894,126	23.83%	N

V. The Board of Trustees of Franklin Custodian Funds (the "Trust"), on behalf of Franklin U.S. Government Securities Fund (the "Fund"), a series of the Trust, called a Special Meeting of Shareholders of the Fund (the "Meeting"), and was held at the offices of Franklin Templeton Investments, One Franklin Parkway, San Mateo, California 94403-1906 on October 30, 2017, adjourned on December 15, 2017 and reconvened on December 29, 2017 at 10:00 a.m., Pacific time.

During the Meeting, shareholders of the Fund voted on the following Proposals:

1.	To elect a Board of Trustees of the Trust.
2.	To approve the use of a "manager of managers" structure
whereby the Fund's investment manager would be able to hire and replace subadvisers without shareholder approval.
3.	To approve an amended fundamental investment restriction
regarding investments in commodities.

The results of the voting at the Special Shareholder Meeting are as follows:

Proposal 1.  The election of Board of Trustees for the Trust:





For	% Voted For	% For of Outstanding Shares
Withhold	% Voted Withhold	% Withhold of Outstanding
Shares
Harris J. Ashton	559,442,697            	96.27%	59.50%	21,681,949
3.73%	2.31%
Terrence J. Checki	558,779,692            	96.15%	59.42%	22,344,955
3.85%	2.38%
Mary C. Choksi	559,705,210            	96.31%	59.52%	21,419,436
3.69%	2.28%
Edith E. Holiday	559,491,915            	96.28%	59.50%	21,632,732
3.72%	2.30%
Gregory E. Johnson	558,944,277            	96.18%	59.44%	22,180,369
3.82%	2.36%
Rupert H. Johnson, Jr.	559,544,448            	96.29%	59.51%
21,580,199	3.71%	2.30%
J. Michael Luttig	559,641,081            	96.30%	59.52%	21,483,566
3.70%	2.28%
Larry D. Thompson	559,588,525            	96.29%	59.51%	21,536,121
3.71%	2.29%
John B. Wilson	556,015,353            	95.68%	59.13%	21,608,830
3.72%	2.30%


Proposal 2. To approve the use of a "manager of managers" structure.



For	% Voted For	% For of Outstanding Shares
Against	% Voted Against	Abstain	% Voted Abstain	Broker Non-Vote	%
Broker Non-Vote	Passed (Y or N)
428,222,393	73.69%	45.54%	29,263,682	5.04%	20,078,313	3.46%
103,560,080	17.82%	Y

Proposal 3. To approve an amended fundamental investment restriction regarding investments in commodities.



For	% Voted For	% For of Outstanding Shares
Against	% Voted Agai0nst	Abstain	% Voted Abstain	Broker
Non-Vote	% Broker Non-Vote	Passed (Y or N)
428,632,998	73.76%	45.58%	23,699,554	4.08%	25,232,014
4.34%	103,560,080	17.82%	Y


VI. The Board of Trustees of Franklin Custodian Funds
(the "Trust"), on behalf of Franklin Focused Growth Fund
(the "Fund"), a series of the Trust, called a Special Meeting of Shareholders of the Fund (the "Meeting"), and was held at the offices of Franklin Templeton Investments, One Franklin Parkway, San Mateo, California 94403-1906 on October 30, 2017, adjourned on December 15, 2017 and reconvened on December 29, 2017 at 10:00 a.m., Pacific time.

During the Meeting, shareholders of the Fund voted on the following
Proposals:

1.	To elect a Board of Trustees of the Trust.
2.	To approve an amended fundamental investment restriction
regarding investments in commodities.

The results of the voting at the Special Shareholder Meeting are as follows:

Proposal 1.  The election of Board of Trustees for the Trust:





For	% Voted For	% For of Outstanding Shares
Withhold	% Voted Withhold	% Withhold of Outstanding
Shares
Harris J. Ashton	250,000            	100.00%	100.00%	0	0.00%	0.00%
Terrence J. Checki	250,000            	100.00%	100.00%	0	0.00%	0.00%
Mary C. Choksi	250,000            	100.00%	100.00%	0	0.00%	0.00%
Edith E. Holiday	250,000            	100.00%	100.00%	0	0.00%	0.00%
Gregory E. Johnson	250,000            	100.00%	100.00%	0	0.00%	0.00%
Rupert H. Johnson, Jr.	250,000            	100.00%	100.00%	0	0.00%
0.00%
J. Michael Luttig	250,000            	100.00%	100.00%	0	0.00%
0.00%
Larry D. Thompson	250,000            	100.00%	100.00%	0	0.00%
0.00%
John B. Wilson	250,000            	100.00%	100.00%	0	0.00%	0.00%


Proposal 2. To approve an amended fundamental investment restriction regarding investments in commodities.



For	% Voted For	% For of Outstanding Shares
Against	% Voted Agai0nst	Abstain	% Voted Abstain	Broker Non-Vote	%
Broker Non-Vote	Passed (Y or N)
250,000	100.00%	100.00%	0	0.00%	0	0.00%	0	0.00%	Y